UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2023
OraSure Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-882-1820
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by OraSure Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2023 (the “Original Form 8-K”). The Original Form 8-K reported, among other things, the final voting results of the Company’s 2023 Annual Meeting of Stockholders held on May 16, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to provide the below disclosure pursuant to section (d) of Item 5.07 regarding the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers pursuant to Rule 14a-21 of the Securities Exchange Act of 1934, as amended (“say-on-pay”). Except as set forth herein, no other modifications have been made to the Original Form 8-K.
Item 5.07 – Submission of Matters to a Vote of Security Holders.
(d) As previously disclosed in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2023 Annual Meeting, 55,752,085 shares voted for one year, 65,308 shares voted for two years, 3,632,289 shares voted for three years and 42,067 shares abstained. In accordance with these results and the corresponding recommendation of the Company’s Board of Directors (the “Board”) (as set forth in the definitive proxy statement for the 2023 Annual Meeting filed by the Company with the SEC on April 14, 2023), the Board determined on August 1, 2023 that the Company will hold future say-on-pay votes annually until the next advisory vote on the frequency of say-on-pay votes, which the Company expects to hold at its 2029 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 2, 2023	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer

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